                                                                                        Exhibit 10.12

SUBORDINATION AGREEMENT

This Subordination Agreement (this "Subordination Agreement") is entered into as of the 30th day of March, 2007, by and among Mark Mroczkowski and Nick VandenBrekel (Mark Mroczkowski and Nick VandenBrekel are collectively referred to herein as the “Subordinated Lenders” and each, a "Subordinated Lender"), and Biometrics Investors, L.L.C., a Delaware limited liability company (the "Senior Lender"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Agreement referred to below.

BACKGROUND

WHEREAS the Senior Lender is the holder of a note which was made by Sequiam Corporation (the "Company") and which has an outstanding balance as of the date of this Pledge Agreement, including principal and accrued interest, of $ 3,965,119 (the "Prior Note"). Subject to the terms and conditions of that certain Agreement dated as of the date hereof among the Senior Lender, as lender, and the Company, as borrower (the "Agreement"), the Senior Lender has agreed to extend a term loan to the Company in the amount of $2,500,000 ("Term Loan A") which loan would be consolidated with the indebtedness evidenced by the Prior Note and evidenced by a new note in the face amount of $6,500,000 ("Term Note A").

WHEREAS, subject to the terms and conditions of the Agreement, the Senior Lender has agreed to extend a separate term loan to the Company in the amount of $5,000,000 ("Term Loan B" and collectively with Term Loan A, the “Loans”) evidenced by a note in such amount ("Term Note B").

WHEREAS, each of the subsidiaries of the Company (the "Subsidiaries"), pursuant to the terms of that certain Subsidiary Guaranty dated as of the date hereof in favor of the Senior Lender, have unconditionally guaranteed the prompt payment in full of the Loans and all other liabilities due and owing from the Company to the Senior Lender.

WHEREAS, in connection with the Prior Note, the Subordinated Lender had executed that certain Subordination Agreement in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen (the "Trust”) dated as of May 18, 2005 (the “Prior Subordination Agreement”)

WHEREAS, the Trust has assigned all of its rights under the Prior Subordination Agreement to the Lender such that the Lender now stands in place of the Trust thereunder.

WHEREAS, the Subordinated Lenders are senior officers of the Company and (x) the Company has incurred a loan from Mark Mroczkowski, which loan has an aggregate principal amount outstanding of $50,000.00 as of the date hereof, plus accrued and unpaid interest of $8,750.00 as of the date hereof and (y) the Company has incurred a loan from Nick VandenBrekel, which loan has an aggregate principal amount of $361,000.00 as of the date hereof, plus accrued and unpaid interest of $35,577.00 as of the date hereof (such amounts set forth in this clause, together with the principal, interest and other fees attributable to any other indebtedness owed by the Company to either Mark Mroczkowski or Nick VandenBrekel, whether incurred prior to, on or after the date hereof, shall be referred to as the “Outstanding Indebtedness”).

NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

1. All obligations of the Company and the Subsidiaries to the Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Senior Liabilities". The Accrued Salary Amount and the Outstanding Indebtedness, together with all obligations of the Company or any of its Subsidiaries to any Subordinated Lender to pay the Accrued Salary Amount or any Outstanding Indebtedness (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Junior Liabilities". It is expressly understood and agreed that the term "Senior Liabilities", as used in This Subordination Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of This Subordination Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against any Subordinated Lender or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in This Subordination Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities. Furthermore, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of any Subordinated Lender be applied to the purchase or other acquisition or retirement of any Junior Liability.

3. Each Subordinated Lender hereby subordinates all security interests that have been, or may be, created by any Subordinated Lender in respect of the Junior Liabilities, to the security interests granted by each Subordinated Lender to the Senior Lender in respect of the Senior Liabilities.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or its Subsidiaries or to their creditors, as such, or to their property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of any Subordinated Lender, or any sale of all or substantially all of the assets of any Subordinated Lender, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinate Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

5. Each Subordinated Lender will mark his books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Subordination Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Subordination Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. No Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any Subsidiary.

8. The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Subordination Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Subordination Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Subordination Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce This Subordination Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

10. The Senior Lender shall not be prejudiced in its rights under this Subordination Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Subordination Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Subordination Agreement.

11. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Subordination Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Subordination Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Subordination Agreement.

12. The Subordinated Lender represents and warrants that the the Prior Subordination Agreement is in full force and effect and, as of the date hereof, the enforcement of the Prior Subordination Agreement against the Subordinated Lender is subject to no defenses of any kind.

13. This Subordination Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

14. This Subordination Agreement shall be construed in accordance with and governed by the laws of Illinois without regard to conflict of laws provisions. Wherever possible each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

15. This Subordination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Subordination Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[signature page follows]

IN WITNESS WHEREOF, this Subordination Agreement has been made and delivered this 30th day of March, 2007.

By:_______________________________
Name: Mark Mroczkowski
Title: CFO

By:________________________________
    Name: Nick VandenBrekel
    Title: CEO

BIOMETRICS INVESTORS L.L.C.

By:
Name:  Roger Brown
Title:  Manager

Acknowledged and Agreed to by:

SEQUIAM CORPORATION

By:
Name: Nicholas VandenBrekel
Title: CEO